                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                             --------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)   25 April 1995
                                                  ---------------




                       Air Products and Chemicals, Inc.
               -------------------------------------------------
               (Exact name of registrant as specified in charter)


                Delaware                                          1-4534                       23-1274455
- ------------------------------------------                ----------------------        -----------------------
(State of other jurisdiction of incorporation)           (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                            18195-1501
- -------------------------------------------------------                                     ----------------
      (Address of principal executive offices)                                                 (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    --------------

Item 5.  Other Events.

         On April 25, 1995, the Registrant announced second quarter net income of $89 million, or 79 cents per share, an increase of 22 percent compared to the year-ago quarter. Last year, the company reported income of $73 million, or 65 cents per share, excluding an after-tax charge of $60 million, or 53 cents per share, for losses on certain derivative contracts. Sales increased 14 percent to a record $983 million compared to $859 million last year.

         Industrial gas sales for the quarter increased 13 percent, and operating income was up 15 percent compared to last year, reflecting strong volume growth worldwide and improved margins. Merchant gas prices in the United States were up from a year ago and on a consecutive quarter basis, while in Europe, prices declined.

         In chemicals, second-quarter sales were up 23 percent while operating income surged 57 percent versus the year-ago quarter. Profits were driven primarily by increased volumes across all major product lines; however, increased feedstock costs moderated a portion of the gain. Results also benefited from higher methanol and ammonia margins though methanol prices started to decline during the quarter. In addition, the company's merchant ammonia capacity, which contributed $4 million to second-quarter operating income, was shut down in February and is being converted to add capacity for the company's strategic hydrogen program.

         Profits in the environmental and energy systems business decreased from last year's strong second quarter which included profits from the sale of cogeneration equipment. Continued excellent operations at American Ref-Fuel's waste-to-energy facilities were offset by weather-related power curtailments at the company's cogeneration facility in California.

         The Equipment and Services segment reported sales comparable to last year and a loss in operating income due to a less profitable project mix and higher project costs.

         For the first half of fiscal 1995, Air Products reported net income of $175 million, or $1.56 per share, versus $148 million, or $1.31 per share, before the cumulative effect of required accounting changes and the charge for derivative losses. Last year's first half also included a gain of 2 cents from a special item. Excluding these effects, earnings per share were up 21 percent compared to last year. Sales rose 13 percent to $1.9 billion.

         Air Products Chairman H.A. Wagner noted that the company is continuing the share repurchase program previously announced. So far this fiscal year, the company has purchased 2.1 million shares. In fiscal 1994, the company purchased 1.8 million shares.

         Financial tables follow:

                        AIR PRODUCTS AND CHEMICALS, INC.
                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)
                    (In millions, except earnings per share)

- -----------------------------------------------------------------
Three Months Ended 31 March              1995            1994
- -----------------------------------------------------------------
Sales                                   $982.9          $858.6

Net Income                                88.6            13.5(a)

Earnings Per Share                         .79             .12(a)

- -----------------------------------------------------------------
Six Months Ended 31 March                1995            1994
- -----------------------------------------------------------------
Sales                                 $1,903.7        $1,685.9

Income Before Cumulative Effect
  of Accounting Changes                  175.3            88.6(b)
Cumulative Effect of Accounting
  Changes                                 --              14.3(c)
                                      -----------     -----------
Net Income                               175.3           102.9

Earnings Per Share
   Income Before Cumulative Effect
     of Accounting Changes                1.56             .78(b)
   Cumulative Effect of Accounting
     Changes                               --              .12(c)
                                      -----------     -----------
   Net Income                             1.56             .90

Average Shares Outstanding               112.4           114.0


(a) Includes an after-tax charge of $59.6 million, or $.53 per share, for an unrealized loss on leveraged interest rate swaps.

(b) Includes an after-tax charge of $59.6 million, or $.53 per share, for an unrealized loss on leveraged interest rate swaps and an after-tax benefit of $2.3 million, or $.02 per share, from the favorable tax treatment, net of expense, of the charitable contribution of the remaining shares of a stock investment in an insurance company.

(c) The company adopted Statement of Financial Accounting Standard (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," SFAS No. 109, "Accounting for Income Taxes," and SFAS No. 112, "Employers' Accounting for Postemployment Benefits," on 1 October 1993 and recognized the cumulative effect of these accounting changes.

                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)

SUMMARY BY BUSINESS SEGMENTS
(In millions)
- --------------------------------------------------------------------
                            Three Months Ended    Six Months Ended
                                 31 March             31 March
                              1995        1994      1995      1994
- --------------------------------------------------------------------
Sales:
   Industrial Gases          $545.4      $483.8   $1,070.3  $  955.6
   Chemicals                  351.3       286.6      675.1     558.0
   Environmental/Energy        17.3        19.3       31.0      33.6
   Equipment/Services          68.9        68.9      127.3     138.7
- --------------------------------------------------------------------
      CONSOLIDATED            982.9       858.6    1,903.7   1,685.9
- --------------------------------------------------------------------
Operating Income:
   Industrial Gases           109.4        95.1      218.5     188.0
   Chemicals                   53.0        33.7      102.0      65.5
   Environmental/Energy          .4         3.5         .6       3.7
   Equipment/Services          (2.8)        1.9       (4.1)      9.1
   Corporate and Other         (8.2)      (11.8)     (19.3)    (23.1)
- --------------------------------------------------------------------
      CONSOLIDATED            151.8       122.4      297.7     243.2
Equity Affiliates' Income:
   Industrial Gases             1.7         (.4)       4.2        .6
   Chemicals                     --         (.1)        .1       (.2)
   Environmental/Energy         6.8         6.1       13.6      11.5
- --------------------------------------------------------------------
      CONSOLIDATED              8.5         5.6       17.9      11.9
Loss on leveraged interest
  rate swaps                     --        96.4         --      96.4
Interest Expense               26.1        17.9       50.0      37.7
- --------------------------------------------------------------------
INCOME BEFORE TAXES           134.2        13.7      265.6     121.0
Income Taxes                   45.6          .2       90.3      32.4
- --------------------------------------------------------------------
INCOME BEFORE CUMULATIVE
  EFFECT OF ACCOUNTING
  CHANGES                      88.6        13.5      175.3      88.6
Cumulative Effect of
  Accounting Changes, Net
  of Income Taxes                --          --         --      14.3
- --------------------------------------------------------------------
NET INCOME                   $ 88.6      $ 13.5   $  175.3  $  102.9
- --------------------------------------------------------------------

The second quarter of fiscal 1994 includes an unrealized loss of $96.4 million ($59.6 million after tax, or $.53 per share) relating to certain leveraged interest rate swap contracts. This loss reflects the decline in market value of these contracts due to higher interest rates. Subsequent to the second quarter of fiscal 1994, all of these contracts were terminated or closed.

For the six months ended 31 March 1994, corporate and other includes an expense of $2.3 million for the charitable contribution of the remaining shares of a stock investment in an insurance company. The tax benefit associated with this contribution, based on fair value of the investment, was $4.6 million.

Effective 1 October 1993, the company adopted and recognized the cumulative effect of the following accounting standards: SFAS 106- Postretirement Benefits ($31.3 million charge); SFAS 109-Income Taxes ($55.9 million gain); and SFAS 112-Postemployment Benefits ($10.3 million charge). The impact of these accounting changes on income for the six months ended 31 March 1994, exclusive of the cumulative effect as of 1 October 1993, is not material.



                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)



SUMMARY BY GEOGRAPHIC LOCATIONS
(In millions)
- ----------------------------------------------------------------------
                            Three Months Ended      Six Months Ended
                                 31 March               31 March
                             1995        1994       1995        1994
- ----------------------------------------------------------------------
Sales:
   United States            $739.2      $635.4    $1,428.2    $1,256.9
   Europe                    210.8       193.8       409.4       372.5
   Canada/Latin America       32.4        29.4        65.0        56.5
   Other                        .5          --         1.1          --
- ----------------------------------------------------------------------
      CONSOLIDATED          $982.9      $858.6    $1,903.7    $1,685.9
- ----------------------------------------------------------------------
Operating Income:
   United States            $118.5      $101.0      $235.6      $194.0
   Europe                     26.1        20.9        51.8        46.6
   Canada/Latin America        7.1          .5        10.2         2.6
   Other                        .1          --          .1          --
- ----------------------------------------------------------------------
      CONSOLIDATED          $151.8      $122.4      $297.7      $243.2
- ----------------------------------------------------------------------
Equity Affiliates' Income:
   United States              $6.2        $5.9       $12.6       $11.4
   Europe                      2.3          .3         5.4          .7
   Canada/Latin America        (.5)         .6        (1.8)        2.7
   Other                        .5        (1.2)        1.7        (2.9)
- ----------------------------------------------------------------------
      CONSOLIDATED            $8.5        $5.6       $17.9       $11.9
- ----------------------------------------------------------------------


For the six months ended 31 March 1994, operating income of the United States includes an expense of $2.3 million for the charitable contribution of the remaining shares of a stock investment in an insurance company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           Air Products and Chemicals, Inc.
                                        --------------------------------------
                                                    (Registrant)




Dated:  April 25, 1995               By:   /s/ Gerald A. White
                                        --------------------------------------
                                               Gerald A. White
                                               Senior Vice President - Finance